UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2008

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive Alpharetta, Georgia		30005
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 20, 2008, ChoicePoint Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Reed Elsevier Group plc (“Reed Elsevier”) and Deuce Acquisition Inc., a wholly owned subsidiary of Reed Elsevier (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Reed Elsevier (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.10 per share (the “Common Stock”), other than shares of Common Stock held by the Company, Reed Elsevier or Merger Sub or by the Company’s shareholders who properly exercise and do not waive, withdraw or otherwise lose their right to dissent pursuant to Article 13 of the Georgia Business Corporation Code, will be converted into the right to receive $50.00 in cash (the “Merger Consideration”). At the effective time of the Merger, all outstanding options to acquire Common Stock, whether or not then vested and exercisable, will be canceled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, a cash payment equal to (i) the amount by which the Merger Consideration exceeds the exercise price of such option (if any), times (ii) the number of shares of Common Stock subject to that option, less any applicable withholding taxes. Also at the effective time of the Merger, each share of restricted stock shall vest in full and be considered the same as any other share of Common Stock. Outstanding deferred shares shall vest in full and shall be converted into the right to receive, payable on the later of January 1, 2009 or the consummation of the Merger, a cash payment equal to (i) the Merger Consideration, times (ii) the number of such deferred shares, plus interest on delayed payments and less any applicable withholding taxes. Outstanding share equivalent units and other outstanding awards based on or denominated in Common Stock shall vest in full and shall be converted into the right to receive a cash payment equal to (i) the Merger Consideration, times (ii) the number of shares of Common Stock subject to such award, plus interest on any delayed payments in respect of share equivalent units and less any applicable withholding taxes, which shall be payable in accordance with the terms and governing documents applicable to such award.

Reed Elsevier, Merger Sub and the Company have made customary representations, warranties and covenants in the Merger Agreement, including, among others, that the Company will (i) conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the closing of the Merger (the “Closing”), (ii) not engage in certain types of transactions during such period, and (iii) cause a special shareholder meeting to be held by the Company to approve and adopt the Merger Agreement. The Company’s Board of Directors has unanimously adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement and has unanimously resolved to recommend to the Company’s shareholders that they approve the Merger Agreement.

The Merger is not subject to Reed Elsevier’s receipt of financing and Reed Elsevier’s shareholders are not required to approve the Merger. Each party’s obligation to effect the Merger is subject to the fulfillment of customary conditions, including, among others, (i) approval of the Merger Agreement by the Company’s shareholders, (ii) the absence of any injunction or order prohibiting the Closing, (iii) the expiration or termination of the Hart-Scott-Rodino waiting period and receipt of other regulatory approvals, (iv) subject to materiality qualifications, the accuracy of representations and warranties of the other party, and (v) material compliance of the other party with its covenants.

The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement under certain circumstances, the Company is required to pay Reed Elsevier a termination fee of $100 million and an expense reimbursement of up to $15 million. The transaction is expected to close following the satisfaction of all closing conditions, which is currently expected to occur by the end of the summer of 2008.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed herewith as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Reed Elsevier or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Reed Elsevier and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.

The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Reed Elsevier and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Reed Elsevier or Merger Sub at the time they were made or otherwise and should only be read in conjunction with the other information that the Company or Reed Elsevier makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Restricted Stock Grants

As part of the Company’s annual grant of equity awards to its employees with respect to its 2008 fiscal year, on February 20, 2008, the Company granted restricted stock awards to its Section 16 officers in the following amounts:

Name	Restricted Shares
Derek V. Smith	60,000
Douglas C. Curling	30,000
David Lee	17,500
Steven W. Surbaugh	12,500
Carol A. DiBattiste	5,000
Jeffrey Glazer	7,500
David Trine	4,000
David Davis	2,500
John Mongelli	2,000

These awards have terms and vesting conditions that are consistent with the restricted stock awards previously granted to the Company’s other employees in January 2008.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. The Company’s shareholders are urged to read all relevant documents filed with the SEC, including the Company’s proxy statement, because they will contain important information about the proposed transaction. Investors and shareholders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Common Stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Forward-Looking Statements

This Current Report contains forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and Reed Elsevier, including, among others, future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of the Company’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s web site at http://www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 20, 2008, by and among ChoicePoint Inc., Reed Elsevier Group plc and Deuce Acquisition Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICEPOINT INC.

Date: February 21, 2008	By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh Executive Vice President and Chief Administrative Officer